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                                                                    EXHIBIT 99.1

                                                                 April 1, 1997

                      ADVANCED LIGHTING TECHNOLOGIES, INC.
                        1997 EMPLOYEE STOCK PURCHASE PLAN

         SECTION 1.        PURPOSE.

                  The purpose of the Advanced Lighting Technologies, Inc. 1997 Employee Stock Purchase Plan (the "Plan") is to provide a method whereby employees of Advanced Lighting Technologies, Inc., (together with any successor thereto, the "Company") and its Subsidiaries (as defined below) will have an opportunity to acquire a proprietary interest in the growth and performance of the Company through the purchase of shares of Common Stock of the Company ("Stock"). It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

         SECTION 2.        DEFINITIONS.

                  2.01.    Committee.

                           "Committee" shall mean the Incentive Award Committee
of the Company's Board of Directors.

                  2.02.    Compensation.

                           "Compensation" shall mean all wages and earnings
included within the definition of wages in Section 3401(a) of the Code.

                  2.03.    Employee.

                           "Employee"  means any person who is  customarily
employed on a full-time or part-time basis by the Company or any Subsidiary and is regularly scheduled to work more than twenty (20) hours per week.

                  2.04.    Participant.

                           "Participant"  means any Employee who has satisfied
the eligibility requirements and completed the authorization form in the manner provided in Section 3.04 of this Plan.

                  2.05.    Purchase Date.

                           "Purchase Date" means the last business day of each
calendar month.

                  2.06.    Subsidiary.

                           "Subsidiary"  means (i) any corporation in an
unbroken chain of corporations, starting with the Company, where, at each link of the chain, the corporation in the link above owns at least Fifty Percent (50%) of the combined voting power of all the classes of stock in the corporation below, and (ii) is designated as a participant in the Plan by the Committee.

         SECTION 3.        ELIGIBILITY AND PARTICIPATION.

                  3.01.    Initial Eligibility.

                           Any Employee who shall have completed six (6) months
employment and shall be employed by the Company or any Subsidiary on the date such Employee's participation for any Offering Period in the Plan is to


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become effective shall be eligible to participate in offerings under the Plan which commences on or after such six (6) month period has concluded.

                  3.02.    Leave of Absence.

                           For  purposes of participation in the Plan, a person
on leave of absence shall be deemed to be an Employee for the first ninety (90) days of such leave of absence and such Employee's employment shall be deemed to have terminated at the close of business on the ninetieth day of such leave of absence unless such Employee shall have returned to regular full-time or part-time employment (as the case may be) prior to the close of business on such ninetieth day. Termination by the Company or any Subsidiary of any Employee's leave of absence, other than termination of such leave of absence on return to full time or part time employment, shall terminate an Employee's employment for all purposes of the Plan and shall terminate such Employee's participation in the Plan and right to exercise any option.

                  3.03.    Restrictions on Participation.

                           Notwithstanding  any provisions of the Plan to the
contrary, no Employee shall be granted an option to participate in the Plan:

                           (a)      if,  immediately  after the grant, such
Employee would own Stock, and/or hold outstanding options to purchase Stock, possessing 5% or more of the total combined voting power or value of all classes of Stock of the Company (for purposes of this paragraph, the rules of Section 424(d) of the Code shall apply in determining Stock ownership of any Employee); or

                           (b)      which permits the Employee's rights to
purchase Stock under all employee stock purchase plans of the Company to accrue at a rate which exceeds $25,000 in fair market value of the Stock (determined at the time such option is granted) for each calendar year in which such option is outstanding.

                  3.04.    Commencement of Participation.

                           An eligible  Employee may become a  Participant  by
completing an authorization for a payroll deduction on the form provided by the Company and filing it with the office of the Treasurer of the Company prior to the Commencement Date of the next succeeding Offering Period. Payroll deductions for a Participant shall thereafter commence on the next succeeding Commencement Date and shall end on the Termination Date of the Offering to which such authorization is applicable unless sooner terminated by the Participant as provided in Section 8. Notwithstanding the forgoing, an eligible Employee may become a Participant at any time during the Offering Period beginning on April 15, 1997 and ending on June 30, 1997 by filing the authorization for payroll deduction form with the Treasurer of the Company. In such event, payroll deductions for such Participant shall commence on the next pay date.

         SECTION 4.        OFFERING.

                  4.01.    Offering.

                           The  Plan  will  be  implemented by  an  offering
of 100,000 shares of Stock (the "Offering") beginning on April 15, 1997 and continuing thereafter until all the shares of Stock have been purchased, but terminating, in any event, on December 31, 2001. The Company may increase the Offering from time to time in accordance with the procedures set forth in
Section 424 of the Code. As used in this Plan "Commencement Date" means the first business day of each January and July until termination of the Plan (except that the Commencement Date of the first Offering Period is April 15,
1997) and "Termination Date" means the last business day of each December and June until termination of the Plan. Each period between a Commencement Date and a Termination Date shall constitute a separate "Offering Period."

         SECTION 5.        PAYROLL DEDUCTIONS.

                  5.01.    Amount of Deduction.


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                           At the time an Employee  files an  authorization
for payroll deduction, the Employee shall elect to have deductions made from the Employee's pay on each payday during the time the Employee is a Participant at a rate not to exceed ten percent (10%) of the Employee's compensation (the "Payroll Deduction").

                  5.02.    Participant's Account.

                           All Payroll  Deductions  made for a Participant
shall be credited to the Participant's account under the Plan. A Participant may not make any separate cash payment into such account except when on leave of absence and then only as provided in Section 5.04 of this Plan.

                  5.03.    Changes in Payroll Deductions.

                           A Participant may discontinue  his  participation
in the Plan as provided in Section 8, but no other change can be made during an Offering Period and, specifically, a Participant may not alter the amount of the Participant's Payroll Deductions during an Offering Period.

                  5.04.    Leave of Absence.

                           If a Participant goes on a leave of absence,  such
Participant shall have the right to elect: (a) to withdraw the balance in the Participant's account pursuant to Section 7.02, (b) to discontinue contributions to the Plan but remain a Participant in the Plan, or (c) remain a Participant in the Plan during such leave of absence, authorizing deductions to be made from payments by the Company or any Subsidiary to the Participant during such leave of absence and undertaking to make cash payments to the Plan at the end of each payroll period to the extent that amounts payable by the Company or any Subsidiary to such Participant are insufficient to meet such Participant's authorized Payroll Deduction.

         SECTION 6.        GRANTING OF OPTION.

                  6.01.    Number of Option Shares.

                           For each Offering Period,  a Participant  shall be
deemed to have been granted an option to purchase the maximum whole number of shares of Stock which may be purchased with each Participant's Payroll Deduction on each Purchase Date during such Offering Period, at a price equal to Eighty-Five Percent (85%) of the market value of the Stock on such Purchase Date (the "Option Price").

                  6.02.    Determination of Option Price.

                           The Option Price as of each  Purchase  Date shall be
based upon the closing price of the Stock on each Purchase Date, or the nearest prior business day on which trading occurred on the NASDAQ National Market System.

         SECTION 7.        EXERCISE OF OPTION.

                  7.01.    Automatic Exercise.

                           Unless a Participant  gives written  notice to the
Company as hereinafter provided, a Participant's option for the purchase of Stock with Payroll Deductions made during any Offering Period will be deemed to have been exercised on each applicable Purchase Date for the purchase of the number of shares of Stock which the accumulated Payroll Deductions in the Participant's account at that time will purchase at the applicable Option Price.

                  7.02.    Withdrawal of Account.

                           By written  notice to the  Treasurer of the Company
not less than five (5) days prior to any Purchase Date, a Participant may elect to withdraw all the Payroll Deductions in the Participant's account at such time and terminate the Participant's participation in the then current Offering Period.


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                  7.03.    Transferability of Option.

                           During a  Participant's  lifetime,  options held by a
Participant shall be exercisable only by that Participant.

                  7.04.    Delivery of Stock.

                           As promptly as  practicable  after each Purchase
Date, the Company will deliver to each Participant (or hold in an account for the Participant's benefit), as appropriate, the Stock purchased upon exercise of the Participant's option. Promptly following written notice to the Treasurer of the Company at any time, the Company will deliver to any Participant the Stock held in an account for such Participant's benefit.

         SECTION 8.        WITHDRAWAL.

                  8.01.    In General.

                           As indicated in  Section 7.02,  a Participant may
withdraw Payroll Deductions credited to a Participant's account under the Plan at any time by giving written notice to the Treasurer of the Company. All of the Participant's Payroll Deductions credited to the Participant's account will be paid to him promptly after receipt of the Participant's notice of withdrawal, and (a) no further Payroll Deductions will be made during such Offering Period and (b) no further Stock shall be purchased during such Offering Period.

                  8.02.    Effect on Subsequent Participation.

                           A  Participant's  withdrawal  from any Offering
Period will not have any effect upon the Participant's eligibility to participate in any succeeding Offering Period or in any similar plan which may hereafter be adopted by the Company.

                  8.03.    Termination of Employment.

                           Upon termination of the Participant's  employment for
any reason, including retirement (but excluding death while in the employ of the Company or continuation of a leave of absence for a period beyond ninety days), the Participant's Payroll Deductions will be returned, and any Stock held in an account for the Participant's benefit will be delivered to the Participant or, in the case of death subsequent to the termination of employment, to the person or persons entitled thereto under Section 12.01.

                  8.04.    Termination of Employment Due to Death.

                           Upon termination of the Participant's  employment
because of the Participant's death, the beneficiary (as defined in Section 12.01) shall have the right to elect, by written notice given to the Treasurer of the Company prior to the earlier of the Termination Date or the expiration of a period of sixty (60) days commencing with the date of the death of the Participant, either:

                           (a)       to  withdraw all of the Payroll Deductions
credited to the Participant's account under the Plan, or

                           (b)       to  exercise  the  Participant's  option
for the purchase of Stock on the Termination Date next following the date of the Participant's death for the purchase of the number of shares of Stock which the Payroll Deductions in the Participant's account at the date of the Participant's death will purchase at the applicable Option Price, and any excess in such account will be returned to said beneficiary, without interest.

                           In the event that no such  written  notice of
election shall be duly received by the office of the Treasurer of the Company, the beneficiary shall automatically be deemed to have elected, pursuant to paragraph (b), to exercise the Participant's option.


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                           Following  the  expiration of such 60-day  period,
any Stock held in an account for Participant's benefit will be delivered to said beneficiary.

                  8.05.    Leave of Absence.

                           A  Participant  on  leave  of  absence  shall,
subject to the election made by such Participant pursuant to Section 5.04, continue to be a Participant in the Plan so long as such Participant is on continuous leave of absence. A Participant who has been on leave of absence for more than ninety days and who therefore is not an Employee for the purpose of the Plan shall not be entitled to purchase Stock on any Purchase Date following such ninetieth day. Notwithstanding any other provisions of the Plan, unless a Participant on leave of absence returns to regular full-time or part-time employment with the Company or any Subsidiary at the earlier of: (a) the termination of such leave of absence or (b) three months from the ninetieth day of such leave of absence, then such Participant's participation in the Plan shall terminate on whichever of such dates first occurs.

         SECTION 9.        INTEREST.

                  9.01.    Payment of Interest.

                           No  interest  will be paid or allowed on any money
paid into the Plan or credited to the account of any Participant.

         SECTION 10.  STOCK.

                  10.01.   Maximum Shares of Stock.

                           The maximum number of shares of Stock which shall be
issued under the Plan, subject to adjustment upon changes in capitalization of the Company as provided in Section 12.04, shall be 100,000 shares of Stock. If the total number of shares of Stock for which options are exercised on any Termination Date in accordance with Section VI exceeds the maximum number of shares of Stock for the applicable offering, the Company shall make a pro rata allocation of the shares available for delivery and distribution in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable, and the balance of Payroll Deductions credited to the account of each Participant under the Plan shall be returned to the Participant as promptly as possible.

                  10.02.   Participant's Interest in Option Stock.

                           The  Participant  will have no interest in Stock
covered by an option until such option has been exercised.

                  10.03.   Registration of Stock.

                           Stock to be  delivered  to a  Participant  under the
Plan will be held by the Company in an account for the benefit of the Participant, or, if the Participant so directs by written notice to the Treasurer of the Company prior to the Termination Date applicable thereto, in the name of the Participant and/or one such other person as may be designated by the Participant, as joint tenants with rights of survivorship, to the extent permitted by applicable law.

                  10.04.   Restrictions on Exercise.

                           The Board of Directors  may, in its  discretion,
require as conditions to the exercise of any option that the shares of Stock reserved for issuance upon the exercise of the option shall have been duly listed, upon official notice of issuance, upon a stock exchange, and that either:

                  (a) a Registration Statement under the Securities Act of 1933, as amended, with respect to the Stock shall be effective, or

                  (b) the Participant shall have represented at the time of purchase, in form and substance satisfactory to he Company, that it is the Participant's intention to purchase the Stock for investment and not for resale or distribution.


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         SECTION 11.  ADMINISTRATION.

                  11.01.   Appointment of Committee.

                           The Plan shall be  administered  by the Committee.
No member of the Committee shall be eligible to purchase Stock under the Plan.

                  11.02.   Authority of Committee.

                           Subject to the express  provisions of the Plan and
applicable law, the Committee shall have full power and authority in its discretion to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan, and to make all other determinations deemed necessary or advisable for administering the Plan. The Committee's determination on the foregoing matters shall be conclusive.

         SECTION 12.  MISCELLANEOUS.

                  12.01.   Designation of Beneficiary.

                           A Participant  may file a written  designation  of a
beneficiary who is to receive any Stock and/or cash. Such designation of beneficiary may be changed by the Participant any time by written notice to the Treasurer of the Company. Upon the death of a Participant and upon receipt by the Company of proof of identity and existence at the Participant's death of a beneficiary validly designated by the Participant under the Plan, the Company shall deliver such Stock and/or cash to such beneficiary. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the company shall deliver such Stock and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Stock and/or cash to the spouse or to any one or more dependents of the Participant as the Company may designate. No beneficiary shall, prior to the death of the Participant by whom the beneficiary has been designated, acquire any interest in the Stock or cash credited to the Participant under the Plan.

                  12.02.   Transferability.

                           Neither  Payroll  Deductions  nor any rights with
regard to the exercise of an option or to receive Stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by a Participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 7.02.

                  12.03.   Use of Funds.

                           All  Payroll  Deductions  received  or held by the
Company under this Plan shall be segregated in a separate account maintained by the Company.

                  12.04.   Adjustment Upon Changes in Capitalization.

                  (a) In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Stock, other securities, or other property) recapitalization, Stock split, reverse Stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Stock or other securities of the Company, issuance of warrants or other rights to purchase Stock or other securities of the Company, or other similar corporate transaction or event affects the Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, the Committee may make appropriate and proportionate adjustments in the number and/or kind of shares which are subject to purchase under outstanding options and on the option exercise price or prices applicable to such outstanding options. In addition, in any such event, the number and/or kind of shares which may be offered in the Offering may also be proportionately adjusted.


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                  (b) Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of substantially all of the property or Stock of the Company to another corporation, the holder of each option then outstanding under the Plan will thereafter be entitled to receive at the next Termination Date upon the exercise of such option for each share of Stock as to which such option shall be exercised, as nearly as reasonably may be determined, the cash, securities and/or property which a holder of one share of the Common Stock was entitled to receive upon and at the time of such transaction. The Board of Directors shall take such steps in connection with such transactions as the Board shall deem necessary to assure that the provisions of this Section 12.04 shall thereafter be applicable, as nearly as reasonably may be determined, in relation to the said cash, securities and/or property as to which such holder of such option might thereafter be entitled to receive.

                  12.05.   Amendment and Termination.

                           The Board of Directors  shall have  complete  power
and authority to terminate or amend the Plan; provided, however, that the Board of Directors shall not, without the approval of the shareholders of the Company
(i) increase the maximum number of shares of Stock which may be issued; (ii) amend the requirements as to the class of Employees eligible to purchase Stock under the Plan or permit the members of the Committee to purchase Stock under the Plan. No termination, modification, or amendment of the Plan may, without the consent of an Employee then having an option under the Plan to purchase Stock, adversely affect the rights of such Employee under such option.

                  12.06.   Effective Date.

                           The Plan shall become effective as of February  1,
1997, subject to approval by the holders of the majority of the Stock present and represented at a special or annual meeting of the shareholders held on or before December 31, 1997.

                  12.07.   No Employment Rights.

                           The Plan does not, directly or indirectly, create
any right for the benefit of any Employee or class of Employees to purchase any shares of Stock under the Plan, or create in any Employee or class of Employees any right with respect to continuation of employment by the Company or any Subsidiary, and it shall not be deemed to interfere in any way with the Company's or any Subsidiary's right to terminate, or otherwise modify, an Employee's employment at any time.

                  12.08.   Effect of Plan.

                           The  provisions of the Plan shall,  in accordance
with its terms, be binding upon, and inure to the benefit of, all successors of each Employee participating in the Plan, including, without limitation, such Employee's estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Employee.

                  12.09.   Governing Law.

                           The law of the State of Ohio will govern all matters
relating to this Plan except to the extent it is superseded by the laws of the United States.